As filed with the Securities and Exchange Commission on July 1st, 2003
                              Registration No. 333-
        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------
                            GSI TECHNOLOGIES USA INC.
                        (Name of issuer in its charter)

DELAWARE                                          7319                65-0902449
(State or other jurisdiction          (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)         Classification Code)        Identification Number)

400, ST-JACQUES WEST                                                  IRVING ROTHSTEIN, ESQ.
SUITE 500                                                             LAW OFFICES OF IRVING ROTHSTEIN
MONTREAL H2Y 1S1 QUEBEC                                               292 MADISON AVENUE
(514) 282-9292 CANADA                                                 NEW YORK, NEW YORK 10017
(Address and telephone number                                         (212) 685-7600
of registrant's principal executive                                   (Name, address and telephone
offices and principal place of business)                              number of agent for service)

                                   ------------------------------------
                                               Copies to:
                                          IRVING ROTHSTEIN, ESQ.
                                      Law offices of Irving Rothstein
                                           292 Madison Avenue
                                        New York, New York 10017
                                       Telephone: (212) 685-7600

Approximate date of commencement of proposed sale to public: At the discretion of the selling stockholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                    CALCULATION OF REGISTRATION FEE
                                           Proposed Maximum      Proposed Maximum
Title of Each Class of   Amount To Be      Offering Price Per    Aggregate Offering    Amount of
Securities to be         Registered        Security(2)           Price(2)              Registration Fee
Registered
-----------------------  ----------------  --------------------  --------------------  ----------------
Common Stock Class B,
par value $0.001               29,467,008  $           0.25 (3)  $          7,366,752
-----------------------  ----------------  --------------------  --------------------  ----------------
Common Stock Class B,
par value $0.001 (1)            2,000,000  $           0.05 (4)  $            100,000
-----------------------  ----------------  --------------------  --------------------  ----------------
Common Stock Class B,
par value $0.001 (1)            2,500,000  $           0.10 (4)  $            250,000
-----------------------  ----------------  --------------------  --------------------  ----------------


Common Stock Class B,
par value $0.001 (1)            1,000,000  $           0.25 (4)  $            250,000
-----------------------  ----------------  --------------------  --------------------  ----------------
Common Stock Class B,
par value $0.001 (1)              516,000  $           1.00 (4)  $            516,000
-----------------------  ----------------  --------------------  --------------------  ----------------
Common Stock Class B,
par value $0.001 (1)            2,000,000  $           1.20 (4)  $          2,400,000
-----------------------  ----------------  --------------------  --------------------  ----------------
Total                          37,483,008                        $         10,882,752  $       1,001.22

(1) Consists of shares of common stock issuable upon exercise of currently exercisable warrants. Pursuant to Rule 416, this Registration Statement also covers any additional shares of common stock which may be issuable by virtue of the anti-dilution provisions in the warrants.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  Based upon the price of a recent private offering.

(4)  Exercise price.



THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED,  JULY 1st, 2003
                                -----------------
                            GSI TECHNOLOGIES USA INC.
                             ----------------------

                        37,483,008 shares of common stock

          This prospectus covers 37,483,008 shares of the common stock, par value $.001 per share, of GSI Technologies USA Inc. This figure includes 8,016,000 shares of common stock that we may issue in the future if currently outstanding warrants are exercised. The common stock offered here will be sold solely by the selling stockholders.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PLEASE READ THE "RISK FACTORS" BEGINNING ON PAGE 2.

          Our securities are currently traded on the OTC under the symbol GSITB.

                        _________________________________

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          Our principal executive offices are located at: 400 St. Jacques Street West, Suite 500, Montreal Quebec H2Y 1S1 CANADA. Our telephone number is (514) 282-9292.

                  The date of the Prospectus is ________, 2003.

                                  RISK FACTORS

     You should carefully consider the following facts and other information in this prospectus before deciding to invest in the shares.

                         RISKS RELATING TO OUR VIABILITY

SINCE WE HAVE A MIXED OPERATING HISTORY, IT IS DIFFICULT FOR YOU TO EVALUATE IF WE ARE A GOOD INVESTMENT.

          We were first incorporated in July 1998, introducing our first products in January 2000. Market success of our product line to date has been limited, however we continue significant Research and Development activities to build new, market driven software products and expand into other business areas. Accordingly, we have only a very limited operating history, and we face all of the risks and uncertainties encountered by early-stage, technology companies. Thus, our prospectus must be considered in light of the risks, expenses and difficulties associated with a new and rapidly evolving market for digital advertising technology. In sum, because of the youth and inherent risks of our industry, predictions of our future performance are difficult.

OUR INDEPENDENT AUDITOR HAS EXPRESSED CONCERN OVER OUR ABILITY TO REMAIN IN BUSINESS AND IF WE GO OUT OF BUSINESS YOUR INVESTMENT WILL BE LOST.

          In his report on our audited financial statements, our auditor has stated that there is a substantial doubt as to whether we will be able to remain in business for even the next twelve months. His concern is based upon our continued losses. While the Company does have specific plans to have the funds necessary to implement our business plan, if his concerns are proven accurate, any investment in our securities will likely be lost.

WE HAVE INCURRED SUBSTANTIAL LOSSES AND ANTICIPATE EVEN MORE LOSSES IN THE FUTURE WHICH MAY CAUSE US TO BECOME INSOLVENT.

          From our inception in July 1998 through April 30, 2003, we incurred an accumulated deficit of $6,397,045. We anticipate incurring significant losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing products utilizing our technology. There can be no assurance that we will ever operate profitably.

WE NEED SUBSTANTIAL ADDITIONAL FINANCING OR WE WILL BE UNABLE TO COMPLETE OUR BUSINESS PLAN.

          Our capital requirements relating to the commercialization of our technology have been, and will continue to be, significant. We are dependent on the proceeds of future financing, and the conversion of certain debts to equity, in order to continue in business and to develop and commercialize additional proposed products. We anticipate requiring approximately $1,000,000 in additional financing in the next 12 months. There can be no assurance that we will be able to raise the substantial additional capital resources necessary to permit us to pursue our business plan. The Company has incurred approximately $300,000 of debt in the recent past and is dependent on securing additional funds to remain viable. Any inability to obtain additional financing will have a material adverse effect on us, such as requiring us to significantly curtail or cease operations.

THERE IS ONLY A LIMITED MARKET FOR OUR SECURITIES SO ANY PURCHASERS OF THE SECURITIES OFFERED HEREBY MAY HAVE DIFFICULTY RESELLING THEM.

          Our securities are traded on the OTC and there has been practically no sales volume for the last year. No assurance can be given that a more active market will develop. Accordingly, purchasers of the shares offered herein may find their investment highly illiquid.

                        RISKS RELATING TO OUR TECHNOLOGY

WE HAVE NOT COMPLETED TESTING ALL THE COMPONENTS OF OUR TECHNOLOGY AND IF IT DOES NOT WORK WE WILL HAVE NO BUSINESS.

Although considerable time and financial resources were expended in the research and development of our new version of our licensed technology, there can be no assurance that problems will not develop which would have a material adverse effect on our business. Since we have conducted only limited tests of our software and associated hardware products, we are uncertain if it will perform all of the functions for which it has been designed or prove to be sufficiently reliable in widespread commercial use.

OUR INFRASTRUCTURE MAY NOT BE RELIABLE BECAUSE OF THIRD PARTY DISRUPTIONS AND IF IT FAILS WE WILL LOSE CUSTOMERS.

          Our system infrastructure will be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in service to our customers. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of consumers. Security and privacy concerns of consumers may limit our ability to develop a significant customer base.

                      RISKS RELATING TO OUR BUSINESS PLAN

OUR BUSINESS PLAN INVOLVES THE RELATIVELY NEW CONCEPT OF "DIGITAL MEDIA LOGISTICS" INVOLVING ELECTRONIC AUTOMATED OUT-OF-HOME ADVERTISING AND INFORMATION CONVEYANCE, AND IF OUR

MARKETING STRATEGY IS UNSUCCESSFUL AND THE MARKET DOES NOT EMBRACE OUR PRODUCTS WE WILL GO OUT OF BUSINESS.

          Our planned software solutions for reaching great numbers of "viewers per day" remains an unproven business concept. As is typical in the case of a still-young business, demand and market acceptance for a new method of advertising and information content delivery is subject to a high level of uncertainty. Achieving market acceptance for our newly developed software & hardware products will require significant efforts and expenditures to create awareness and demand by advertising agencies, multimedia groups, municipalities and large retailers. There can be no assurance that our marketing strategy will result in successful product commercialization or that our efforts will result in initial or continued market acceptance for our proposed services.

EVEN IF OUR BASIC TECHNOLOGY WORKS, WE WILL STILL HAVE TO MODIFY IT TO MEET INDIVIDUAL CUSTOMER DEMANDS.

          To the extent that there is competition among our customers to have a software solution differentiated from others, we will need to continuously modify and adapt our software to meet their demands. These modifications will take time and cost money and may not function. Addressing this could delay our plans and cause us to incur substantial additional costs.

WE HAVE LIMITED HUMAN RESOURCES TO IMPLEMENT THE PROJECTS WE MAY RECEIVE.

          Our operations will depend upon the capacity and availability of people to sell and implement our system infrastructure. We currently have only limited human capacity and will be required to continually expand our staff to accommodate significant sales to predominantly foreign customers. Development and/or expansion of our staff will require substantial financial, operational and managerial resources. There can be no assurance that we will be able to meet potential demand on a timely basis or at a commercially reasonable cost. Our failure to develop and/or expand our staff adequately to pursue sales opportunities and implement projects on a timely basis would have a material adverse effect on the Company.

THERE ARE OTHER FACTORS THAT COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR STOCK.

          While we have attempted to identify some of the risks you should evaluate when making a decision to invest in our securities, we are not prescient and it is impossible for us to identify in advance every possible thing that could go wrong. Suffice it to say that an investment in our securities is risky. You should also keep in mind that historically, a majority of all new businesses fail. Also, in an effort to streamline this prospectus and make it more reader-friendly, the staff of the SEC has required us to delete all risk factors that are not unique to us. It is important that you realize that there are other risk factors that are applicable to under-funded, startup technology companies that are not listed here.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Risk Factors," "Management's Discussion and Analysis," "Business" and elsewhere in this Prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects,"
"believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this prospectus. You are cautioned not to place undue reliance on any forward-looking statements.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

          The following selected financial data for the year ended October 31, 2002 and 2001 and for the six month period ended April 30, 2003 is derived from our audited financial statements included in this prospectus.

     The following data should be read in conjunction with our financial statements.

STATEMENT  OF  OPERATIONS  DATA

                     For the 6 months(Unaudited)    For the year      For the year
                     Ended 04/30/03                 Ended 10/31/02    Ended 10/31/01
Net Revenues         $                    15,000   $        23,750   $       229,793

Operating Loss       $                  (670,843)  $    (1,552,752)  $    (2,589,345)

Income Taxes         $                         0   $             0   $             0

Net Loss             $                  (670,843)  $    (1,552,752)  $    (2,589,345)

Loss Per Share
(Basic and Diluted)  $                     (0.02)  $         (0.06)  $             0

BALANCE SHEET DATA
                       October 31, 2002   April 30, 2003 (Unaudited)
                       -----------------  --------------------------
Working Capital        $        188,661   $         (1,052,083)
Total Assets           $        251,913   $            127,428
Total Liabilities      $        707,696   $          1,099,074
Stockholders' Deficit  $       (455,783)  $         (  971,647)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with the financial statements and related notes which are included elsewhere in this prospectus.

          GSI Technologies USA Inc., (GSI) was created in 1998, as a sister company to GSI Canada created in 1995, with goals of supplying complete turn-key solutions to Out-of-Home advertising network operators. The company's offerings went from digital signage network management software to installed screens, displays or street furniture, interacting with targeted audiences. GSI was then offering integration of network services but dealing with hardware suppliers for integration of computers and screens (plasma, LCD, LED or plain TV set).

          GSI participates in the information technology industry, specializing in broadcasting solutions principally for media operators, advertisers and others seeking to reach the greatest number of "viewers per day" at the street level. Street level advertising is the strategic placement of signage so it is readily visible to pedestrians and motorists. In addition to addressing potential consumers in busy urban and suburban settings, public service messages can also be conveyed using our technology.

          The Company's initial years were primarily spent on extensive R&D, building products that were expected to capitalize on the Internet and multimedia boom and the increase of last-mile bandwidth. However, the great promises of the technology and Internet golden age of the late 90's did not materialize as foreseen. For GSI specifically, the techno bubble burst, the cost and availability of bandwidth not improving fast enough, the economic down turn, and the cost of plasma screens still considered too high, all contributed to the near disappearance of the company.

          Since then, we have been continuously involved in research and development in an effort to innovate and deliver appropriate products to the marketplace. Equally, the company has been present in the marketplace, building a solid foundation of industry contacts both as potential partners and business clients.

          The market currently continues to present a mixed picture. The primary issue has been the overall slow economic climate in our major market areas of Canada, the USA and Europe. Budgets for digital media products have suffered from the overall economic conditions as well as generally reduced IT spending across the board. As such, we have assumed a cautious approach to develop a cost-effective solution, and to exploit the areas of clearest opportunity. We see signs of recovery in certain key market areas.

          During the period of this downturn in purchasing in the marketplace, we have continued our product development, with emphasis on developing and launching an entirely new suite of products and services known as the GSI Digital Media Logistics Suite (DMLS), Version 3.0. Development of the end product is nearing completion, and our current focus is on finalizing development activities. GSI's DMLS software enables users to accept, store, inventory, deliver and organize the playing of digital content to all kinds of digital display products such as, plasma screens, LCD screens, LED screens, TV monitors, multi media projectors, etc.

          At the same time, the Company re-evaluated its overall market approach and decided to focus more heavily on developing and selling digital network operations software rather than actually developing networks, installing and managing physical hardware, and actually selling and managing the digital content. With the re-focus of GSI in mid-2002, came a new philosophy and re-positioning of the company's activities. GSI is returning to the core expertise of its past, focusing on its original concept and vision, building the software that will help users store, inventory, deliver and use visual digital content on a variety of devices in a variety of applications. The Company now has a much clearer product and sales vision.

          Previously, we had operated under a master license acquired in October 1999 from our Canadian affiliate, (3529363 Canada Inc., also know as GSI Canada). GSI Canada experienced severe financial difficulties, which resulted in it being put under the supervision of a trustee in May 2001. We subsequently notified the GSI Canada Trustee and principals that we believe they can no longer realistically fulfill the terms and conditions of the Master License Agreement and we therefore consider that agreement null and void. No response has been received.

          As a result of these events, the Company made a strategic decision to undertake an entirely new proprietary solution development program using a third party, LTS Networks. LTS Networks, a Montreal-based Corporation, is specialized in Network Management and R&D software development. GSI has given LTS a mandate to develop an entirely new family of digital distribution products from the ground up. The Company has also purchased a 40% equity interest in LTS Networks.

          GSI will now focus on conceiving, developing and selling the world's most effective and user-friendly digital signage network management software directly to network integrators, screen manufacturers and to Out-of-Home digital network owners/operators. We believe that we now possess some of the most advanced technology currently available in the field of electronic advertising and interactive information display.

          GSI, over the past couple of years, has acquired valuable field experience in serving digital network operators through various pilot projects. Therefore, we have revised technical specifications that will be well served to meet our customers' current and evolving needs. On May 5, 2003, we released our newly designed proprietary solution.

          The Company will also, in some cases, offer Network Software Managed Services, Integration Services and Hardware through various partnerships and strategic alliances. GSI will no longer supply or manufacture street furniture. We will continue to leverage our market knowledge to provide strategic consultant services for turnkey digital signage solutions.

          Our GSI Digital Media Logistics Suite offers a complete range of products designed around the concept of providing network centric dissemination of digital images for advertising and information on multiple digital devices that will address current market needs and attract significant commercial interest.

          Our business model has changed considerably based on our relationship with Clear Channel International (CCI), a long-standing strategic partner and customer. CCI is one of the world's largest Out-of-Home media and advertising groups, with operations in over 60 countries around the globe. We have been supporting two special projects in the cities of Bristol and Swindon in England and the city of Nantes in France. Our working relationship with CCI has allowed us to redesign a new digital signage software solution for enterprise scale application.

          In May 2003, GSI delivered to Clear Channel International its newly released version of DMLS. Based on our working relationship, we have agreed to design a specific content manager application in conjunction with CCI's specifications. We have organized a working focus group, including LTS Networks' R&D team, CCI's R&D Managers and GSI's Product team, to participate in weekly revision meetings in order to refine the interface of our new module application. At the end of June 2003, GSI is scheduled to deliver the content manager application to CCI for the purpose of test application in the unique "City of Nantes (France) pilot project", involving a variety of Digital Signage products including LED screens, interactive bus shelter kiosks and Plasma screens. After completing the market test of the content manager application, we are scheduled to deliver our fully functional Digital Media Logistics Suite, including specific Content Manager Application at the end of August 2003. CCI is currently waiting for GSI's August release to roll out a comprehensive development plan for Digital Signage implementation in many other countries.

          We have totally revised our pricing and licensing structure. We will now sell and distribute our software product on a per player software license basis. Our comprehensive software package includes: Digital Media Logistics Player, Digital Media Logistics Server and Digital Media Logisitics Administrator.

          In April 2003, GSI signed a special agreement with MCSI, a publicly traded corporation specialized in Technology Integration, for the sale of 12,000 licenses to be utilized for customers such as Bank of America and Bed Bath & Beyond, etc. We are currently developing, with the participation of LTS Networks, a small form factor player at very low cost to respond to our customers' special implementation needs. Our agreement is valid for a special term of 24 months.

          In July 2002, we completed a Letter of Intent with a California-based corporation specializing in Internet market content. The Agreement calls for the client to install a network of full motion video plasma screens in approximately 200 preferred locations in the United States. We have been informed that our client has succeeded in securing over 100 locations and anticipates starting installation in the Summer of 2003. We have negotiated a 10-year licensing agreement starting when the Network begins its operations. Network management and content production contracts are currently being negotiated.

          During May 2003, our sales management team has been negotiating a common development agreement with Petters Group LLC, in regards to their new suite of Digital Signage Products, branded under the name of Polaroid. GSI has currently concluded sales of 42" Digital plasma screens for an approximate quantity of 600 units, subject to financing approval of the customers.

          We are currently negotiating a team co-marketing agreement with Polaroid to offer a turnkey solution to large enterprise scale customers that integrate the hardware and software products. We anticipate completing the agreement by end of June 2003.

          In May 2003, we initiated negotiations with Arcanes Technologies, a France-based corporation to act as sales agent to distribute our new line of products in France.

          In May 2003, we received a Letter Of Intent from TSA, a France-based corporation, specialized in Network Integration and Satellite Transmission to act as Technology Integrators and service corporation for our European based customers. We are currently negotiating contract agreements and anticipate conclusion by the end of July 2003.

          The marketing plan for our fiscal year ending October 2003 calls for our management and sales team to concentrate on existing opportunities and current contract negotiations.

          The operating plan is ambitious and as noted in Risk Factors above, contains an inherent risk in our ability to expand rapidly and address the needs of diverse customers. This will be a key factor to our success and requires funding for ongoing operations, primarily for continued liquidity and capital resources, R&D activities, and sales and marketing expenses.

LIQUIDITY  AND  CAPITAL  RESOURCES

          The Company has, in the past year, paid considerable attention to raising sufficient funds to cover these activities. As a result of our efforts, we have attracted over $1,000,000 in debt and equity in private placements in the past year.

          From May 2002 through May 2003, the Company raised an aggregate of $1,220,000.

          These funds were utilized to reduce outstanding payables and to fund the build-up of our operations, to support the roll-out of our DMLS product line and continue our development plan. Ongoing software development costs are approximately $50,000 per month.

          To continue operating at the planned pace for the coming year, a total of approximately $1,000,000 in further funding will be required beginning in July 2003. Our current monthly expenses are approximately $80,000 including the development cost. We expect our first revenues to be achieved in mid to late 2003 and are currently seeking additional funding through private placements. Delays in funding would mean we would have to further delay R&D activities, and continue to be under-resourced on the sales and marketing side while utilizing limited management resources for continuing to seek funding either through an infusion from current shareholders, through another private placement, or through longer term borrowings. We believe that establishing operating lines of credit with commercial banks will depend on a successful launch of commercial operations.

          We also plan to grow our business by making strategic acquisitions. While several potential opportunities have been identified, it is far too premature to make a determination of the likelihood of the success of any potential transaction. Given our current financial constraints, additional funding would be required in order to help finance acquisitions and capitalize on emerging opportunities.

          We have also taken recent steps to strengthen the senior management team, however taking a cautious approach on expansion of salaried positions. In order to maintain flexibility and minimize overhead, the Company will outsource to consultants and other professionals to provide the directly applicable skill sets required for specific time periods, wherever possible and cost-effective. A new President and Chief Executive Officer has been hired with a one-year professional services agreement. We have engaged a Third Party to provide specialized staff and personnel on a monthly invoicing basis. We continue to seek a suitable corporate financial officer and are seeking additional sales and account support people.

          In September 2002, we moved our principal business office to 400, St-Jacques West, Suite 500, in the City of Montreal. We have a rental agreement with a monthly cost of $2,000.

          As reflected in the financial statements as of April 30, 2003, we have $2,103 cash on hand and the accumulated deficit to date during the development phase is $6,397,045. This results mainly from operating expenses incurred by the Company during its initial operating phase, expenses to develop the Company's new line of product and expenses to maintain reporting compliance. We anticipate incurring a further loss during the current fiscal year ending October 2003 of approximately $650,000.

          We believe that we will generate revenues in the immediate future, however there can be no assurance that we will ever be able to obtain contracts with a significant number of customers to generate meaningful revenues or achieve profitable operations.

          Inasmuch as we have spent the last year developing our own proprietary software and had only insignificant revenues, any comparison of revenues and expenses for previous periods, would be purely historical and provide no meaningful information.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

          The Statement of Financial Accounting Standards Board (SFAS) No. 141, "Business Combinations," was issued by the Financial Accounting Standards Board
(FASB) in July 2001. This Statement establishes standards for accounting and reporting for business combinations. This statement requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting. This Statement is effective for all business combinations initiated after June 30, 2001 and supercedes APB Opinion No. 16, "Business Combinations" as well as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 38, "Accounting for Pre-acquisition Contingencies of Purchased Enterprises." The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

          The Statement of Financial Accounting Standards Board (SFAS) No. 142, "Goodwill and Other Intangible Assets," was issued by the Financial Accounting Standards Board (FASB) in July 2001. This Statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment, for fiscal years beginning after October 31, 2001. SFAS No. 142 supercedes APB Opinion No. 17, "Intangible Assets." The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

          The Statement of Financial Accounting Standards Board (SFAS) No. 143, "Accounting for Asset Retirement Obligation," was issued by the Financial Accounting Standards Board (FASB) in August 2001. This Statement will require companies to record a liability for asset retirement obligations in the period in which they are incurred, which typically could be upon completion or shortly thereafter. The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. This Statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

          The Statement of Financial Accounting Standards Board (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued by the Financial Accounting Standards Board (FASB) in October 2001. This Statement provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This Statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

                                 USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. However, we will receive the exercise price of the warrants if they are exercised. If all of the warrants are exercised, we would receive an aggregate of $3,516,000. No assurance can be given that all, or even any, of the warrants will be exercised.

          Any proceed received from the exercise of the warrants will be added to working capital. We have no definite plans for the use of any proceeds from this offering and we have made no specific allocation as to the use of such proceeds. The proceeds could be used for current administrative, marketing and other expenses, the acquisition of business or repayment of debt. Any such application of the proceeds of this offering will be at the discretion of our board of directors.

                                    BUSINESS

          GSI is a Delaware corporation, originally established in July 1998 as I.B.C. Corporation. Following a change of control and the creation of a new business plan, GSI became active in the Out-of-Home electronic advertising market.

          GSI Technologies USA Inc. operates within the overall Information Technology (IT) field, offering software to manage efficient, dynamic and pinpoint accurate communications networks. The information delivered can be advertising messages targeted at consumers while out of their homes or messages of more general interest like traffic and weather information.

          The GSI Digital Media Logistics Suite is a sophisticated, secure solution for dynamic digital signage network management and display, offering dynamic scheduling and content changes through powerful components. Designed to be scalable, secure, extendable and flexible, Digital Media Logistics Suite is platform independent and supports multiple database products as well as most media. Operating on Windows or Linux based systems, Digital Media Logistics Suite 3.0 can manage a large multi-display network all over the world from either a single or multiple control centers, via TCP/IP over DSL, Cable, Satellite, POTS, or any gateway, resulting in complete freedom of operation. No matter what infrastructure environment a company works with, GSI's Digital Media Logistics Suite 3.0 can handle its Out-of-Home advertising and communications requirements.

          Based upon our knowledge of the industry, we believe the potential market for our products has significant opportunities for growth. The advertising industry, for example, is currently challenged and is looking for new ways to reach consumers more effectively. Having built an effective suite of products, and having undergone significant field testing, we believe we are now able to respond to their needs as well as those of other industries.

HISTORICAL  BACKGROUND

          Since 1995, Mr. J. Michel de Montigny, the founder of the Company, has been dedicated to fulfilling his vision of bringing television and advertising to the street level. A predecessor entity called Groupe Solcom was founded in 1995 by a group of individuals experienced in the out of home advertising and retail industries. The primary goal of the Montreal-based R&D firm was to find ways of channeling commercial messages to a wider range of viewers in a structured and targeted method via electronic remotely controlled screens.

          Originally serving the casino and stadium industries, Groupe Solcom soon identified diverse locations across North America in which to install, manage and remotely control automated display systems. From 1996 through September 1998, Group Solcom controlled and operated large electronic signs in Vancouver, Edmonton, Toronto and Montreal.

          In September 2001, Mr. de Montigny resigned for his position as CEO of GSI Technologies USA Inc. for health reasons and the Board of Directors of the Corporation nominated Mr. Ren Arbic as the new President, CEO and Chairman of the Board of the Corporation.

          After experiencing the effects of a severe market downturn, triggered by the unfortunate September 11th events, the Company reduced operations to absolute minimal requirements to continue R&D work and pursue business with Clear Channel International. From March 2002, to November 2002, GSI negotiated several reductions in fixed expenses, notably in its leasing obligations.

          A control block of the Corporation owned by Immobiliare, Gestion J.M.d.M and Totalcom Inc., all controlled by Mr. Michel de Montigny, founder and former CEO of the Corporation, was sold to a Canadian holding corporation.

          In February 7, 2003, Mr. Ren Arbic resigned from his position as President and Chief Executive Officer of the Corporation.

          In May 2003, Mr. Ren Arbic resigned from his position as Chairman of the Board of GSI Technologies USA Inc.

          In May 2003, the Board of Directors appointed Mr. Craig Perry, who is currently General Manager of InMetal and a shareholder of GSI, to join the Board of Directors as a Director and Chairman.

          In June 2003, The Board of Directors appointed Mr. Gilles Addison to the position of President and Chief Executive Officer.

THE  TECHNOLOGY

     We have conceived a robust enterprise scale solution for the Digital Signage industry enabling operators to manage large or small networks of digital signage from a remote location with full capability to control each independent site or screen with pinpoint specifications. Our Network products are built to operate on many platforms and can adapt to available communication, whether it is Satellite, Cable, or DSL. Our systems manage media content in all standard formats for video files, including MPEG-2, MPEG-4, Flash and AVI.

  -  DIGITAL  MEDIA  LOGISTICS  SUITE  3.0  (DMLS):

     Operating  on Windows or Linux based systems, Digital Media Logistics Suite
3.0 can manage a large multi-player network all over the world from either a single or multiple control centers, via TCP/IP over DSL, Cable, Satellite, POTS, or any gateway, resulting in complete freedom of operation. No matter what infrastructure environment you are working from, GSI's Digital Media Logistics Suite 3.0 can handle all your Out-of-Home advertising and communications requirements.

  -  GSI  DIGITAL  MEDIA  ADMINISTRATOR  (DMA)  3.0

     GSI's secure and simple administration tool allows users to easily manage clients and campaigns for advertisements, infomercials, infotainment and other creative displays. Users can import their media display statistics into whichever analysis tool they choose (Business Objects, MicroStrategy, Cognos, Excel reports, etc.)

and study the effectiveness of their digital signage campaign.

  -  GSI  DIGITAL  MEDIA  PLAYER  (DMP)  3.0

     GSI's DMP displays scheduled media content to single or multiple display devices.

  -  GSI  DIGITAL  MEDIA  SERVER  (DMS)  3.0

     GSI's DMS brokers media and play schedules to single or multiple players either standalone or across any network.

  -  HARDWARE

     GSI will provide hardware solution as part of its offering through partnerships and strategic alliances.

COMPETITION

          The markets that we are entering are competitive. Some of our competitors have certain advantages including substantially greater financial, technical and marketing resources; greater name recognition; and more established relationships in the industry and may utilize these advantages to expand their product offerings more quickly, adapt to new or emerging technologies and changes in customer requirements more quickly, and devote greater resources to the marketing and sale of their products.

          The market for digital signage management software has existed for a few years now but still remains somewhat small with few large-scale deployments. Poised to take off substantially in the late 90's and early 2000's, it suffered a setback with the technology bubble burst and the reduction in technology investment.

          As such, we perceive this to still be an emerging market with various offerings from the companies involved in the field. We estimate the number of direct competitors at around thirty (30) companies, most of them located in North America. However, several of them are to be considered as integrators, pulling in software and hardware solutions to meet the deployment requirements, rather than software suppliers, as GSI Technologies USA is now re-positioning itself.

          In the field of software developer/supplier, our marketing research has identified only a few companies involved solely or mainly with the development of a vertical market Digital Network Management Solution.

          Barriers to entry in this field are not based on the capacity of a group of software designers to develop effective software but rather on the knowledge of the market's needs. Our strength resides in our long experience in the advertising field and the relationships built over the years with industry players. Based on this knowledge and comments from the industry, GSI is capable of developing a precise and efficient solution to meet the needs of the digital signage network operators. Our new software version is the outcome of years of real field experience.

          The markets for our proposed products are characterized by rapidly changing technology and evolving industry standards. Accordingly, our ability to compete will depend upon our ability to continually enhance and improve our software and our display products. There can be no assurance that we will be able to compete successfully, that competitors will not develop technologies or products that render our products obsolete or less marketable or that we will be able to successfully enhance our products or develop new products.

          We are currently taking action to obtain copyright protection for our proprietary software.

          Our main competitors are SCALA, FRED, Advanced Digital Signage (ADS), Bluepoint Technologies, Digital eMedia and Navori.

THE  ADVERTISING  MARKET

          As noted, GSI is a player in the information technology industry, offering solutions principally for advertisers and others seeking to reach the greatest number of "viewers per day". We have identified the potential market for our products in terms of territory and the principal media groups. Globalization is the dominant trend. Once branded in their domestic markets, companies are seeking opportunities to penetrate elsewhere, particularly in non-traditional, non-exploited markets such as Russia, Eastern Europe, Africa, and South America. In our view, expansion in the traditional North American and European sites that offer a high volume of "viewers per day" will occur by way of replacing existing static panel advertising with Network delivered multimedia products.

          While television's relative position has been maintained, advances in technology now enable the consumer to select from more than 500 television channels at home. Many of these are specialized channels and pay television that do not broadcast advertising. As a result, TV broadcasters cannot pretend to reach the same number of in-home "viewers per day" as they used to. Since in-home advertising does not offer the same "viewers per day" reach, it has become strategically imperative for advertisers and advertising agencies to seek other Out-of-Home possibilities.

          Even if GSI is not selling directly to advertisers and ad placement agencies, an understanding of the industry and its overall direction has been an essential component of our marketing strategy.

          Although new as a software-only supplier, GSI Technologies USA has been active in the field of digital signage since 1998. In addition to being a software developer, GSI was also involved initially in network integration and hardware supplies (full outdoor displays, also called street or urban furniture). Its founders' knowledge of the advertising and broadcasting markets goes back a few more years. Consequently, even without hard quantitative data concerning the actual market, our qualitative assessment is based on a good knowledge of the market. The quantitative aspect of our marketing research is just being revived. The coming months will allow us to support our analysis with additional information.

          Market research in regards to advertising spending by category will take place in the coming months. However, GSI possesses valuable information since we still have strong links with some of the world leaders in the industry of Out-of-Home advertising and street furniture.

          Our software is not intended to be a mass-marketed product. Instead, we intend to become strategic partner and/or OEM software supplier to network operators, owners and/or integrators. We are already in advanced discussions to that effect with Clear Channel International, MCSi and some hardware (screen) manufacturers (Sony, Polaroid, LG). In addition to providing serious sales prospects, these discussions also provide us with comments from the industry and a clear understanding of the latest requirements of the digital signage field. We believe that securing these contracts and partnerships will allow GSI to re-enter the market and to establish itself as a dominant supplier to the industry.

          The major global media companies are Viacom, Clear Channel Communications, JC Decaux, TDI, and Outdoor Systems. Doing business on five continents, the largest is Clear Channel, a development partner of GSI.

          A diversified media company with two business segments, broadcasting and Out-of-Home advertising, Clear Channel (www.clearchannel.com) is a key
                                                --------------------
focus. It currently operates in 66 countries. It has 1,225 radio and 39 television stations in the United States and has equity interests in over 240 radio stations internationally. It also operates over 776,000 display faces. With consolidated sales approaching $8.5 billion in 2002, their subsidiaries include Adshel, a leading world brand in street furniture, More Group, a leading outdoor advertising company in Europe and Asia, and the Eller Media Company which is based in San Antonio, Texas and is the oldest outdoor advertising company in the world.

          JC Decaux, operating in 43 countries and over 3000 cities, in 2002 achieved a turnover of EUR 1.578 billion. JC Decaux (www.jcdecaux.com) is the
                                                        ----------------
largest marketer of the street furniture in the world, including bus shelters, newsstands and public information panels, and is also number one worldwide in airport advertising . Their most important acquisition is Avenir Publicity Group, a $2 billion transaction in July 1999. Their inventory of installations includes 290,000 street furniture panels in 37 countries, 192,000 billboards panels in 28 countries and 145,000 panels in 147 airports and 150 rail transit systems in 19 countries.

          Viacom  (www.viacom.com)  is  the  number  one  player in the world of
                   --------------
advertisers. With preeminent positions in broadcast and cable television, radio, outdoor advertising and online, it is the largest Out-of-Home media company in North America with bulletin, poster, mall and transit advertising display faces in 90 metropolitan markets in the United States, 14 metropolitan markets in Canada, and 45 of the largest metropolitan markets in Mexico.

          The Out-of-Home Media Group, Canada's largest outdoor advertising company currently claiming a 47% market share and the Pattison Group, the world's largest custom electric sign company, are parts of the Pattison Sign Group, (www.jimpattison.com) one of Canada's largest diversified companies.
         -------------------

KEY  SUCCESS  FACTORS

EXPERIENCE

          GSI has an available pool of knowledge and experience regarding the rapidly evolving market. We have retained the services of the founder of the Company, Mr. Jean Michel de Montigny, on a consultant basis, to act as our product visionary and support the development of a new breed of response to industry needs.

          In addition, the Company has been undertaking pilot testing in the field since inception of the Company's activities. Extensive experience has been gained in dealing with various electronic sign manufacturers and companies involved in controlling interactivity such as Dacktronics, Saco, Smartvision, Adtronics, A.D.E., Sony, among others.

INTELLECTUAL  PROPERTY

          We have developed an entirely new product as a result of extensive R&D activities in the past 6 months, the GSI Digital Media Logistics Suite, V3.0.
(DMLS). We own the exclusive rights to sell and further develop DMLS. These rights are governed and protected by applicable commercial law. We intend to take all reasonable and practicable steps to obtain patent and trademark protection, when available and deemed beneficial to protect our rights to the licensed technology.

EFFECTIVE  MARKETING

GSI Technologies USA Inc. is in the business of developing and selling an enterprise scale Digital Signage Network Management Hardware and Software Solutions to the Out-of-Home and retail advertising industry.

Our turn key solution allows media content operators to effectively manage from very small to very large networks of Digital Signage displays from diverse or centralized locations to deliver pin-point content anywhere in the world.

Our comprehensive software package includes:

     -  Digital  Media  Player
     -  Digital  Media  Server
     -  Digital  Media  Administrator

GSI Technologies USA Inc. also provides professional services geared towards the Digital Signage Network industry.

     -  Operational  and  Sales  level  training.
     -  Level  One,  Two  and  Three  support
     -  Managed  Services  for  Digital  Signage  Networks
     -  Customized  Solution  Development

Our low cost network management solutions and operational systems permit operators to increase profits from existing advertising networks, as well as allowing for the development of previously unexploited market segments.

GSI has identified 3 primary target markets for its sales and marketing efforts.

     1)   Out-of-Home  Media  Operators.  Digital Networks involved with markets
          -----------------------------
          such as subways and train stations, airports, billboards, bus shelters, etc.

     2)  Public  Information  and  Security Communications. 911 info, evacuation
         -------------------------------------------------
          plans, Amber Alert, public buildings, strategic high traffic areas, governmental communications, etc.

     3)   Retail  Outlet Operators.  Large retail chains, department stores, gas
          ------------------------
          stations,  banks,  restaurants,  renovation  centers,  etc.

In all three sectors of activity, the common factors are the eyeballs (number of viewers per day) and content delivery at key times of the day to capture privileged moments, where consumers are predisposed to react to messages addressed to them.

Sales will be accomplished through a combination of executive sales, direct sales, trade shows, road shows and general marketing efforts.

INDUSTRY

In the early 1980's, television went through a complete redefinition of its traditional broadcast approach to consumers. The emergence of cable distribution and satellite changed consumer habits by allowing for the delivery of specialized content to targeted audiences. The advent of the 500 channel universe made it difficult for advertisers to reach consumers at home. Consumers were given the capability of selecting content even to the extent of choosing advertising free, uninterrupted programming. As a result of the fragmentation of television, In-Home advertising became less effective and thus the Out-of-Home market became the primary media to reach consumers on a daily basis.

In the early 1990's, three major corporations horizontally integrated most of the Out-of-Home market worldwide. These corporations are, in order of size for Out-of-Home market: Clear Channel International, Viacom and J.C Decaux.

Clear Channel International, from the early 1990's to the year 2000, acquired significant Out-of-Home companies worldwide, establishing their networks in more than 60 countries, including the Asian market. This consolidation activity led site owners such as government authorities, transport management authorities, municipal government and mall owners, etc., to become aware of the eyeball value of their sites. To maximize their site lease revenues, they opened the process to tender seeking the most valuable profit sharing offer.

In 1999, to meet this market reality, GSI Technologies USA Inc. created a new concept which was presented by Clear Channel International to the city of Nantes (France) in response to a request for tender. The concept consists of offering a site owner a revenue share based on the diffusion of mixed media including Digital Signage.

Clear Channel International subsequently won the tender. This type of deployment has become the industry standard for the integration of Digital Signage into the Out-of-Home industry.

Since 2000, the industry has been working to solve deployment and business issues. These include advertising effectiveness monitoring, display device reliability, cost and capability of player software and the lack of large network management capability.

GSI Technologies USA Inc. during this period, based on its relationship with Clear Channel International, developed its Digital Media Logistics Suite of products to meet the industry's business and operational needs.


SALES  AND  MARKETING  STRATEGY

     Sales will be accomplished through a combination of executive sales, direct sales, trade shows and general marketing efforts.

          Our marketing strategy is based on pursuing and developing relationships with key players of the industry.

     - Technology integrators: By creating a value added reseller program through technology integrators, we create significant market exposure for our products while limiting direct marketing cost.

     - Digital Signage Hardware Manufacturers: Agreements with key Digital Signage manufacturers will allow our corporation to develop horizontal business markets.

     - Sales agents: An aggressive sales agent program has been put together by our management team, resulting in strong interest from highly qualified candidates worldwide.

     - Out-of-Home network operators: The Out-of-Home advertising industry is dominated by a handful of large network owner operators. These include Clear Channel International, Viacom and JC Decaux. Our software solution can operate networks consisting of hundred of thousands of display units and its technology has been adapted and customized to meet their specific business needs. GSI Technologies USA Inc. has been providing solutions to Clear Channel International, in various pilot projects, in anticipation of their worldwide network deployment beginning in the fall of 2003.

EMPLOYEES

          GSI Technologies USA Inc. attempts, wherever possible, to use professional services that are outsourced to contain costs and provide for effective skill sets in management, sales, product development and other administration areas. As such, we currently have 5 staff member. They occupy positions as President and CEO, Sales and Marketing, Business and Investor Relations, Administration, and Reception. All employees except the President and CEO, who is directly employed by GSI Technologies USA Inc., are provided by way of a Services agreement with it's partially owned affiliate LTS Networks Inc.

PROPERTIES

          Our facilities are located in approximately 2,500 square feet of leased office space in Montreal. The lease expires on September 1, 2005 and provides for an annual rental of approximately $24,000.

          On October 1, 2002, the Company entered into a one year office lease for its USA Office in New York for 1,600 square feet with an annual rental of approximately $12,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock traded in the over-the-counter market on the "OTC Bulletin Board" under the symbol GSITB from September 13, 2000 until March 2002, when it was delisted for late filing of our annual report for the period ended October 31, 2001. The Company is now current with its filings and is trading on the OTC market. We have appointed a new market maker who expects to file a Form 211, so our securities can become relisted on the OTCBB. Until March 5, 2002, we have provided the closing bid and ask prices and thereafter the closing sales prices. These do not include retail markups, markdowns or commissions. Nor do they represent actual transactions.

                                           CLOSING BID            CLOSING ASK
                                          HIGH      LOW          HIGH      LOW
    Fiscal Year Ended October 31,2001
First Quarter                               1.47     .31          1.69      .41
Second Quarter                               .53     .10           .66      .13
Third Quarter                                .35     .14           .55      .16
Fourth Quarter                               .19     .10           .30      .15

    Fiscal Year Ended October 31,2002
First Quarter                                .40     .07           .51      .11
Feb. 1- March 5, 2002                        .35     .09           .50      .20

                          CLOSING SALES
                       HIGH           LOW
Second Quarter            .45            .05
Third Quarter             .05            .05
Fourth Quarter           .001           .001

    Current Fiscal Year
First Quarter             .01           .001
Second Quarter       No sales       No sales

EQUITY  COMPENSATION  PLAN  INFORMATION

In August 2000, the Board authorized a Long Term Stock Option Incentive Plan containing 5,500,000 shares to be issued at the Board's discretion to officers, directors, employees and consultants. The plan was not submitted for shareholder approval. None of the options were issued to management, all of the options which were issued were canceled without being exercised and the Board has decided to terminate the Plan.

                                   MANAGEMENT

OFFICERS  AND  DIRECTORS

     Our officers and directors are as follows:

Name                    Age          Position
----                    ---          --------
Gilles  Addison          63          President  &  CEO
Marie  El-Ahmar  Eid     40          Secretary  of  the  Board and Business
                                     Development  &  Investor Relations Director
Craig  Perry             46          Chairman  of  the  Board
Marc  Cote,  LLB         42          Director

          GILLES  ADDISON

          Mr. Addison is a senior executive with more than 30 years of experience in marketing, financial management, administration and human resources for national and international companies. From 1972 to 1979 he worked for the Citicorp Leasing Canada LTD as a Corporate Leading Officer, promoting business with major Canadian Corporations and Government agencies. In 1979 he became a Corporate Manager for National Bank Corporate Leasing. From 1983 to 1994 he was the President and CEO of Fimacor International, a financial services company. In 1994, he became the Executive Vice-President of EXA Systems Inc., responsible for sales, marketing and finance. He became President & CEO of the GSI on June 11, 2003.

          MARIE  EL-AHMAR  EID

          Mrs. Eid graduated from Lebanese University in Management of Networks Technologies in 1983. She occupied multiple functions at the National Bank of Canada from 1993 to 1999. In 1999, she was hired by GSI Technologies USA Inc. as an Executive Assistant to the CEO. In 2001, she was Human Resources Manager and Business Development Manager. In 2003, she became Business Development and Investor Relations Director. She became a Board Member on May 27, 2002.

          CRAIG  PERRY

          In 1979, Mr. Perry received a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology. In 1982, he graduated from University of California, Berkeley with a Masters degree of Business Administration. Mr. Perry has been involved in inMetal (a 60 year-old family business) since the early 1970's. He worked there in various capacities throughout college and graduate school. In 1985, Mr. Perry assumed the role of chief executive officer and has led the company ever since. InMetal is one of New England's leading providers of precision sheet metal fabrication and assembly services and currently employs 90 employees. Mr. Perry became a Board Member on April 28, 2003.

          MARC  COTE

          Mr. Cote graduated in civil law from the University of Ottawa and has been a member of the Quebec Bar since 1985. Mr. Cote is a senior partner in the Montreal law firm of Labelle Boudreault Cote & Ass. He currently specializes in the area of commercial law. Mr. Cote became a Board Member in October 2000.

EXECUTIVE  ADVISORY  BOARD

          In June 2003, GSI Board of Directors appointed an Executive Advisory Board to manage and build the value of the Corporation on a day to day basis with the input of experienced individuals in various fields of activities. We believe GSI will grow in a team environment and deliver positive results to the benefits of our shareholders. The Executive Advisory Board will report to the Board of Directors through the CEO, Mr. Addison. GSI's management is seeking to identify a Chief Financial Officer who will suit our needs. The Executive
Advisory  Board  is  composed  of  the  following  individuals:

     -    MR.  GILLES  ADDISON,  President  and  CEO

     - MRS. MARIE EL-AHMAR EID, Business Development and Investor Relations Director

     -    MR.  GLEN  PEARSON,  Operation  Director

               Mr. Pearson has over 15 years practical, broad-based, entrepreneurial experience in a wide range of industries. His particular interest and expertise is in start-up management. Mr. Pearson's career includes several successful terms as a small business owner in construction, manufacturing and specialty retail industries, including innovation of product and process. His skills cover a broad range including experience in general management, overseeing marketing, sales, production and human resources. In 1999, Mr. Pearson joined Ideas and Associates, a start-up IT outsourcing company specializing in application development for the Internet, as Vice-President of Operations. In 2000 Mr. Pearson became President of Ideas and Associates and refined the business and revenue models. Under his leadership the company grew from 8 employees to 60 in under 18 months while remaining profitable.

     -    MR. MICHEL DE MONTIGNY, Product, Sales and Marketing Director

               Mr. de Montigny founded GSI Technologies USA Inc. in 1998 and was its President and CEO until September 8, 2001 and Chairman of the Board until April 2001. Mr. de Montigny left the Corporation in 2001 for health reasons. Management re-hired him in January 2003 as Product, Sales and Marketing Director. Mr. de Montigny has over twenty five years of hands-on and management experience in the advertising industry and over 10 years of experience in the technology market. In 1995 he founded Solcom Group. From 1990 to 1992, he was president of Groupe Actuel Design, crafting the design concepts behind the Bell Canada Boutiques, the Yves Rocher Boutiques and the Societe des Alcools du
Quebec Stores. From 1988 to 1990 he was president of Inter-Dec College, a technical college in Montreal. Prior thereto, he was Director of Operations and Director of Marketing in a variety of companies. As an advertising and marketing consultant, he was the driving force behind some of Montreal's most innovative advertising campaigns of the 1990's. A consultant to companies such as Labatt, Budweiser, and Michelin, he was also involved in projects creating an interactive bus shelter for Budweiser, special effects for the film Mortal Kombat (Alliance Films), and the inauguration campaign for a new Air Canada aircraft. Mr. de Montigny received an MBA from the University of Quebec.

     -    MRS. PAOLA SALCEDO, Administration Director

               Mrs. Salcedo graduated from University Externado de Colombia in Finance and International Relations in 1998. From 1998 to 1999 she worked for the Center of Research and Development for International Cooperation in Bogota. In 1999 she immigrated to Canada. Between 1999 and 2002, she completed certifications in languages and economic studies at Concordia University and Universit de Montr al. She speaks 4 languages fluently. In 2002 she became a Canadian resident and was employed by GSI Technologies USA Inc.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Neither our certificate of incorporation nor our by-laws currently provide indemnification to our current officers or directors. In an effort to continue to attract and retain qualified individuals to serve as our directors and officers, we intend to adopt provisions providing for the maximum indemnification permitted by Delaware law.

COMPENSATION  OF  DIRECTORS

     Directors do not receive any compensation for their service as members of the board of directors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 20, 2003, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for

     - each person known by us to own beneficially more than five (5%) percent of our outstanding common stock,

     -    each  of  our  executive  officers  and  directors,  and

     -    all  of  our  executive  officers  and  directors  as  a  group.

     Each stockholder's address is c/o GSI Technologies USA Inc., 400, St-Jacques West, Suite 500, Montreal, Quebec, CANADA, H2Y 1S1.

                                        Number of
                                       Shares Owned

Name                                   Beneficially      % of Total
----                                   ------------      ----------
MARC COTE                                   200,000              *
MARIE EL-AHMAR EID                            6,764              *
CRAIG PERRY                            6,016,000 (1)          13.2
SOGEPAR SA                            10,000,000 (2)          20.6
WORLDWIDE BUSINESS CONSULTANTS S.A.    4,500,000 (3)           9.7
FIRST MERCANTILE INVESTMENTS, CORP.    3,000,000 (4)           6.6
4136306 CANADA INC.                      10,123,724           22.7

All Officers and Directors
as a Group (3 persons)                 6,222,764 (1)          13.7

------------------
* less than 1%

(1)  INCLUDES  1,016,000  CURRENTLY  EXERCISABLE  WARRANTS
(2)  INCLUDES  4,000,000  CURRENTLY  EXERCISABLE  WARRANTS
(3)  INCLUDES  2,000,000  CURRENTLY  EXERCISABLE  WARRANTS
(4)  INCLUDES  1,000,000  CURRENTLY  EXERCISABLE  WARRANTS

                             EXECUTIVE COMPENSATION

          During the fiscal year, November 1, 2001 to October 31, 2002, the officers and directors of the corporation, considering the situation regarding the company's cash flow availability, agreed to work without remuneration.

          The objectives of the principals of the corporation were to restructure, refocus and re-capitalize the corporation and resolve all pending legal issues before allowing any benefits to individuals. Only necessary expenses were authorized to officers of the corporation during the fiscal year ending October 31, 2002.

          In June 2003, the Company hired Mr. Gilles Addison as President and CEO with a one year professional services agreement. Mr. Addison agreed to be compensated by receiving 250,000 options at the end of the period covered by his agreement exercisable at $0.10 per share.

EMPLOYMENT  AGREEMENTS

          Mr. Addison entered into a one year professional services agreement commencing June 11, 2003 as described immediately above.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On May 8, 2003, Mr. Perry converted his $330,000 payable note into equity and invested a supplementary amount of $165,000 for the following considerations: 2,000,000 shares at a price per share of $0.25 plus 500,000 warrants exercisable at $0.25 and 516,000 warrants exercisable at $1.00.

          In June 2003, we entered into an agreement to purchase a 40% stake in LTS Networks Inc., the developer of our software for 500,000 shares of our common stock.

     During the course of the year the Company retained legal services from a firm in which a director of the Company, Marc Cote, is a partner. The Company incurred $15,000 in legal fees from this firm during fiscal year 2002 and approximately $22,000 during the current year.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Neither our by-laws nor our certificate of incorporation currently provide indemnification to our officers or directors. In an effort to continue to attract and retain qualified individuals to serve as our directors and officers, we intend to adopt provisions providing for the maximum indemnification permitted by Delaware law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

                            DESCRIPTION OF SECURITIES

AUTHORIZED  AND  OUTSTANDING  STOCK

          Our authorized capital stock consists of 55,000,000 shares of Class B common stock, $.001 par value, and 5,000,000 shares of Class A common stock, $1.00 par value. As of June 20, 2003, there were 44,627,823 shares of Class B common stock outstanding, which were held by approximately 260 stockholders of record and no shares of Class A common stock were outstanding.

COMMON  STOCK

          Subject to legal and contractual restrictions on payment of dividends, the holders of common stock are entitled to receive such lawful dividends as may be declared by the board of directors. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive all of our remaining assets available for distribution to stockholders after satisfaction of all liabilities and preferences. Holders of our common stock do not have any preemptive, conversion or redemption rights and there are no sinking fund provisions applicable to our common stock. Record holders of our common stock are entitled to vote at all meetings of stockholders and at those meetings are entitled to cast one vote for each share of record that they own on all matters on which stockholders may vote. Stockholders do not have cumulative voting rights in the election of our directors. As a result, the holders of a plurality of the outstanding shares can elect all of our directors, and the holders of the remaining shares are not able to elect any of our directors. All outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be offered and sold in this offering will be fully paid and non-assessable.

WARRANTS

          We currently have 8,016,000 warrants outstanding (excluding the 250,000 warrants to be issued to our CEO in June 2004), each of which entitles the registered holder thereof to purchase, at any time until the close of business on various dates ranging from February 1, 2005 until February 28, 2010, one share of Class B common stock at prices ranging from $0.05 to $1.20. All of the warrants contain provisions which protect the holders thereof against dilution by adjustment of the exercise price and number of warrants, in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other extraordinary events as determined by the Board.

TRANSFER  AGENT  AND  REGISTRAR

          The stock transfer agent and registrar for our common stock is Intercontinental Registry and Stock Transfer, located at 900 Buchanan blvd # 1, Boulder City, Nevada 89005-2100.

DIVIDEND  POLICY

          Under applicable law, dividends may only be paid out of legally available funds as prescribed by a statute, subject to the discretion of the board of directors. In addition, it is currently our policy to retain internally generated funds to support future expansion of our business. Accordingly, even if we do generate earnings, and even if we are not prohibited from paying dividends, we do not currently intend to declare or pay cash dividends on our common stock for the foreseeable future.

SHARES  AVAILABLE  FOR  FUTURE  SALE

          On the date of this Prospectus, all 37,483,008 shares included in this prospectus will generally be freely tradable without restriction imposed by, or further registration under, the Securities Act. An additional 10,560,078 shares of our common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations.

          In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

          Our shares of common stock are traded on the OTC. Pursuant to SEC regulations, the OTC is not considered an "automated quotation system of a registered securities association" and Rule 144 will only permit sales of up to 1% of the outstanding shares during any three month period.

                              PLAN OF DISTRIBUTION

          The sale of the shares of common stock by the selling stockholders may be effected by them from time to time in the over the counter market or in such other public forum where our shares are publicly traded or listed for quotation. These sales may be made in negotiated transactions through the timing of options on the shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for which such broker-dealer may act as agent or to whom they sell as principal, or both. The compensation as to a particular broker-dealer may be in excess of customary compensation.

          The selling stockholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                              SELLING STOCKHOLDERS

          We  are  registering

          - Shares of common stock purchased by investors over the last 12 months in private placement offerings,

          -    The  shares  of  common  stock  issued to the shareholders of LTS
               Networks,

          - 8,016,000 shares of common stock underlying currently outstanding warrants.

          Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders. Each of the selling stockholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the selling stockholders, or their transferees, may sell these shares from time to time for his own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of these shares by the selling stockholders will inure entirely to their benefit and not to ours.

          Except as indicated below, none of the selling stockholders has held any position or office, or had any material relationship with us or any of our predecessors or affiliates within the last three years, and after completion of this offering will own the amount of our outstanding common stock listed opposite their name. The shares reflected by each selling stockholder is based upon information provided to us by our transfer agent and from other available sources in June 2003.

              These shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or, either directly or through brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares. In the absence of a current prospectus, if required, these shares may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. The selling stockholders are hereby advised that Regulation M of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

          The selling stockholders, or their transferees, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any profit on the resale of these shares as principal might be deemed to be underwriting discounts and commissions under the Act. Any sale of these shares by selling shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

                                                                  SHARES  BENEFICIALLY  OWNED

        NAME OF SELLING SECURITY HOLDER                   BEFORE OFFERING   OFFERING   AFTER OFFERING

CRAIG PERRY (1)                                                 5,000,000   5,000,000               0
WIEN GROUP INC.                                                   200,000     200,000               0
SOGEPAR SA                                                      6,000,000   6,000,000               0
WORLDWIDE BUSINESS CONSULTANTS S.A.                             2,500,000   2,500,000               0
FIRST MERCANTILE INVESTMENTS, CORP.                             2,000,000   2,000,000               0
4136306 CANADA INC.                                            10,123,724  10,123,724               0
CHRISTINE NAIRN                                                   200,000     200,000               0
ALAN TRUESDALE                                                    200,000     200,000               0
PAUL TATHAM                                                        50,000      50,000               0
NIKOS SKLAVENITIS                                                  37,500      37,500               0
GLENN H. JACOBSON LIVING TRUST, DATED SEPTEMBER 6, 2002            12,500      12,500               0
LA FERME M. J. FILLION INC.                                     2,000,000   2,000,000               0
REJEAN RIOPEL                                                      11,250      11,250               0
GINETTE BARNABE                                                    12,500      12,500               0
STEPHANE BOURQUE                                                    6,250       6,250               0
STEVE LAROCHELLE                                                   25,000      25,000               0
MICHEL LEFEBRE                                                     25,000      25,000               0
DANIEL RIOPEL                                                      11,250      11,250               0
L'AMI PAUL N.                                                      18,750      18,750               0
GILLES VILLEMAIRE                                                  25,000      25,000               0
MONIQUE LUSSIER                                                    58,500      58,500               0
MONIQUE LUSSIER                                                    36,250      36,250               0
PAUL-ANDRE LEPAGE                                                  25,000      25,000               0
SIMON FRANCOEUR                                                    12,500      12,500               0
RICHARD BOURQUE                                                    12,500      12,500               0
JULIETTE BOURQUE                                                    6,250       6,250               0
YVES BOULANGER                                                     15,000      15,000               0
JEAN PIERRE CHRETIEN                                               11,250      11,250               0
LOUISE NADEAU                                                      58,500      58,500               0
LOUISE NADEAU                                                      12,500      12,500               0
SEBASTIEN LEDUC                                                    25,000      25,000               0
LOUISE BEAUVOLSK                                                   12,500      12,500               0
YVES TREMBLAY                                                      25,000      25,000               0


                                       29

GESTION JACQUES LAPLANTE                                          108,750     108,750               0
JOCELYNE LANGELIER                                                 36,250      36,250               0
JEAN JACQUES LAJOIE                                                72,500      72,500               0
FRANCO SANTUCCI                                                     1,284       1,284               0
ISRAEL MARTINEAU                                                   33,000      33,000               0
ISABELLE MARQUES                                                   58,500      58,500               0
MAGELLA BOUCHER                                                    31,250      31,250               0
PIERRE ST-AUBIN                                                   277,000     277,000               0
GILLES LEDUC                                                       79,000      79,000               0


                                               WARRANTS  BENEFICIALLY  OWNED*

NAME OF WARRANT HOLDER                   BEFORE OFFERING    OFFERING   AFTER OFFERING
CRAIG PERRY (1)                                1,016,000    1,016,000               0
SOGEPAR SA                                     4,000,000    4,000,000               0
WORLDWIDE BUSINESS CONSULTANTS SA              2,000,000    2,000,000               0
FIRST MERCANTILE INVESTMENTS, CORP.            1,000,000    1,000,000               0

     * We are registering the shares underlying the warrants. References in the chart to "warrants" before or after sale are all references to the underlying shares. The list has been presented in two parts to distinguish between the actual shares and the shares underlying the warrants. Each warrant is exercisable into one share of Class B common stock at prices ranging from $0.05 to $1.20.

          (1)  Our  chairman.

LEGAL  MATTERS

          Certain legal matters in connection with this offering are being passed upon by Law Offices of Irving Rothstein, New York, New York.

                                     EXPERTS

          Our audited financial statements as of October 31, 2002 and for the fiscal year then ended are included in this prospectus in reliance upon the report of Mark Cohen C.P.A., an independent certified public accountant, and upon the authority of said person as an expert in accounting and auditing.

                              AVAILABLE INFORMATION

          We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. This Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission.
Copies of the reports, proxy statements and other information we file can be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of its regional offices.

          Copies of the material we file may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Public Reference Room can be reached at (202) 942-8090. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding us. This material can be found at http://www.sec.gov.

                                Mark Cohen C.P.A.
                           1772 East Trafalgar Circle
                              Hollywood, Fl 33020
                                (954) 922 - 6042
--------------------------------------------------------------------------------


                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of GSI Technologies USA Inc.

We have audited the accompanying balance sheet of GSI Technologies USA Inc. as of October 31, 2002 and 2001 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GSI Technologies USA Inc. at October 31, 2002 and 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has experienced an operating loss that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/  Mark  Cohen
----------------
Mark  Cohen  C.P.A.
A  Sole  Proprietor  Firm


Hollywood,  Florida
January 31, 2003



                                   GSI TECHNOLOGIES USA INC.
                              (A COMPANY IN THE DEVELOPMENT STAGE)
                                        BALANCE SHEET

                                                        October 31, 2002    October 31, 2001
                                                       ------------------  ------------------
                                            ASSETS
                                            ------

Current Assets
  Cash and cash equivalents                            $               -   $           6,019
  Receivables, net (principally related party)                         -           1,619,292
                                                       ------------------  ------------------
    Total current assets                                               -           1,625,311
Property and equipment, net                                       63,302              36,248
Intangible assets, net                                           188,611             283,567
Other assets                                                           -              19,908
                                                       ------------------  ------------------

    TOTAL ASSETS                                                 251,913           1,965,034
                                                       ==================  ==================

                             LIABILITIES AND STOCKHOLDERS' EQUITY
                             ------------------------------------

Current Liabilities
  Accounts payable                                               102,749             733,080
  Deferred Revenue                                                     -              17,500
  Notes Payable - short term                                     334,837              68,273
  Investment proceeds liability                                  143,623                   -
  Other current liabilities                                      126,487             176,321
                                                       ------------------  ------------------

    Total current liabilities                                    707,696             995,174

Stockholder's Equity
  Common Stock, class A, $1.00 par value; authorized                   -                   -
       5,000,000 shares; issued and
  outstanding none in 2002 and 2001
  Common Stock, class B, $.001 par value; authorized              26,291              24,502
       55,000,000 shares; issued and
   outstanding - 26,291,023 and
       24,502,134 shares respectfully
  Paid in Capital                                              5,243,740           5,118,419
  Deficit accumulated during the development
  stage                                                       (5,726,201)         (4,173,450)
  Accumulated other comprehensive income                             388                 388
                                                       ------------------  ------------------

    Total Shareholder's Equity                                  (455,783)            969,859

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY        $         251,913   $       1,965,034
                                                       ==================  ==================


Read the accompanying summary of significant accounting notes to financial statements, which are an integral part of this financial statement.


                            GSI TECHNOLOGIES USA INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                              STATEMENT OF INCOME

                                                            Year Ended          Year Ended
                                                         October 31, 2002    October 31, 2001
                                                        ------------------  ------------------
Revenues                                                $          23,750   $         229,793

Cost of Sales                                                      10,634             121,797
                                                        ------------------  ------------------

Gross Profit                                                       13,116             107,997

Operating Expenses:
       Marketing                                                   55,602              92,298
       Management and administrative fees                          11,897             707,533
       Salaries and related costs                                  45,275             229,770
       Rent                                                        71,334             250,904
       Financing expense                                           32,774              15,000
       Professional fees                                           42,920              91,992
       Consulting                                                  13,165              31,914
       Depreciation                                                 3,893               3,893
       Amortization                                                96,231              95,382
       Travel                                                           -              46,361
       Other selling, general and administrative                   34,563             187,791
                                                        ------------------  ------------------
          Total operating expenses                                407,655           1,752,839


          Loss before other income (expense)                     (394,539)         (1,644,842)

Other income (expense):
       Interest income (principally related party)                                    317,275
       Interest expense (principally related party)               (22,459)           (111,596)
       Loss on Affiliate note receivable and advances          (1,145,792)         (1,033,652)
       Equity in net earnings (loss) of affiliates                      -             (25,000)
       Foreign exchange gain (loss)                                11,319             (54,562)
       Loss on disposal of assets                                  (1,280)            (36,968)

                                                        ------------------  ------------------
          Total other income (expense)                         (1,158,213)           (944,503)

                                                        ------------------  ------------------
Net Loss                                                       (1,552,752)         (2,589,345)
                                                        ==================  ==================

Basic weighted average common shares
outstanding                                                    26,175,802          22,403,444
                                                        ==================  ==================

Basic Loss per common share                             $           (0.06)  $           (0.12)
                                                        ==================  ==================

Read the accompanying summary of significant accounting notes to financial statements, which are an integral part of this financial statement.


                                                                  GSI TECHNOLOGIES USA INC.
                                                          (A COMPANY IN THE DEVELOPMENT STAGE)
                                                            STATEMENT OF STOCKHOLDERS' EQUITY



                                                                Common Class A                                        Receivable
                                                          ---------------------------------------------   Paid in      from sale
                                                              Shares      Amount    Shares      Amount    Capital      of stock
                                                          -----------------------------------------------------------------------
                                                          -----------------------------------------------------------------------
Balance, October 31, 2000                                              -       -  20,543,636    20,544   1,748,131       (13,200)


Dec 20, 2000 - sale of Class B through private placement                             125,000       125     124,875

Dec 20, 2000 - cancellation of share subscription                                    (12,000)      (12)    (13,188)       13,200

Dec 20, 2000 - cancellation warrant exercise                                         (24,764)      (25)    (27,216)

February 13, 2001 - settlement of commission payable                                  25,000        25       4,975

Apr 02, 2001 - sale of Class B through private placement                             400,000       400      99,600

Apr 02, 2001 - settlement of comission payable                                        20,000        20       4,980

May 03, 2001 - settlement of notes payable                                         2,307,900     2,308   2,971,379

August 13, 2001 - settlement of consulting fees                                        6,250         6       5,994
September 6, 2001 - settlement of advances from
affiliate                                                                          1,111,112     1,111     198,889

Net loss - 12 months ended October 31, 2001

Foreign currency translation adjustment

                                                          -----------------------------------------------------------------------
 Balance, October 31, 2001                                             -       -  24,502,134    24,502   5,118,419             -

February 7, 2002 - settlement of liabilities                                       1,788,889     1,789     125,321

Net loss - 12 months ended October 31, 2002

                                                          -----------------------------------------------------------------------
Balance, October 31, 2002                                              -       -  26,291,023    26,291   5,243,740             -
                                                          =======================================================================



                                                                           Accumulated
                                                                              other          Total
                                                           Accumulated   Comprehensive  Shareholder's
                                                             Deficit      Income/(loss)     Equity
                                                          -------------------------------------------
                                                          -------------------------------------------
Balance, October 31, 2000                                    (1,584,105)             386     171,756


Dec 20, 2000 - sale of Class B through private placement                                     125,000

Dec 20, 2000 - cancellation of share subscription                                                  -

Dec 20, 2000 - cancellation warrant exercise                                                 (27,240)

February 13, 2001 - settlement of commission payable                                           5,000

Apr 02, 2001 - sale of Class B through private placement                                     100,000

Apr 02, 2001 - settlement of comission payable                                                 5,000

May 03, 2001 - settlement of notes payable                                                 2,973,687

August 13, 2001 - settlement of consulting fees                                                6,000
September 6, 2001 - settlement of advances from
affiliate                                                                                    200,000

Net loss - 12 months ended October 31, 2001                  (2,589,345)                  (2,589,345)

Foreign currency translation adjustment                                                2           -

 Balance, October 31, 2001                                   (4,173,450)             388     969,859
                                                          -------------------------------------------

February 7, 2002 - settlement of liabilities                                                 127,110

Net loss - 12 months ended October 31, 2002                  (1,552,752)                  (1,552,752)

Balance, October 31, 2002                                    (5,726,201)             388    (455,783)
                                                          ==============  ==============  ===========


                            GSI TECHNOLOGIES USA INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                            STATEMENT OF CASH FLOWS

                                                                  October 31, 2002    October 31, 2001
                                                                 ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                                $      (1,552,752)  $      (2,589,345)
Adjustments to reconcile net income (loss) to net cash
 used in operating activities:
  Depreciation and amortization                                            100,124              99,276
  Loss on write down of affiliate note receivable and advances           1,145,792           1,033,652
  Issuance of stock for contract settlement                                      -              11,000
  Issuance of stock in lieu of salaries                                     38,995                   -
  Accrued Interest Expense (principally related party)                       4,837             107,530
  Accrued Interest Income (principally related party)                            -            (317,274)

Changes in Operating assets and liabilities:
  Receivables and other current assets                                           -             (39,744)
  Other assets                                                              19,908              41,196
  Accounts Payable and Accrued Liabilities                                (206,658)            334,198
                                                                 ------------------  ------------------

Net cash provided by/(used in) operating activities                       (449,754)         (1,319,511)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by/(used in) investing activities
  Loan Receivable, principally related parties                                   -             801,656
  Purchase of property and equipment                                        33,502                   -
                                                                 ------------------  ------------------

Net cash provided by/(used in) investing activities                         33,502             801,656

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from:
  Notes payable, principally related parties                                     -             118,391
  Notes payable - affiliate                                                      -             203,318
  Notes payable - third parties                                            266,609                   -
  Investment proceeds                                                      143,623                   -
  Sales of common stock                                                          -             197,760
                                                                 ------------------  ------------------

Net cash provided by/(used in) financing activities                        410,232             519,469
                                                                 ------------------  ------------------

Net increase (decrease) in cash and cash equivalents                        (6,019)              1,615
Cash and cash equivalents, beginning of period                               6,019               4,404
                                                                 ------------------  ------------------

Cash and cash equivalents, end of period                         $              (0)  $           6,019
                                                                 ==================  ==================

SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND FINANCING
ACTIVITIES:

  Issuance of shares for settlement of note payables                                         3,173,687

  Issuance of shares for settlement of liabilities                          87,625

Read the accompanying summary of significant accounting notes to financial statements, which are an integral part of this financial statement

                            GSI TECHNOLOGIES USA INC.
                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 2002 AND 2001
                                    (Audited)

                                October 31st 2002

NOTE  1  -  ORGANIZATION  AND  BASIS  OF  PRESENTATION

     GSI Technologies USA, Inc., formerly I.B.C. Corporation, was incorporated in the State of Delaware on July 06, 1998. The Company participates in the Information Technology (IT) industry, specializing in broadcasting solutions principally for advertisers and others seeking to reach the greatest number of "viewers per day" as well as to achieve other commercial and public service objectives. The basic advanced technology available to the company by way of a Master Licensing agreement is the successful integration of various hardware components and specialty software for the transmission of broadcast signals in real time via the Internet to remote locations. Using its universal transcoder system, the company has a unique capability in broadcasting from a central server to full video screens in remote locations anywhere in the world. The system is capable of updating pinpoint information minute by minute by way of video compressing systems and other fully automated software systems.

     GSI Technologies USA, Inc. prepares its financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

The accompanying financial statements reflect GSI Technologies USA, Inc. is no longer considered to be in the development stage. From inception (July 6, 1998) through October 31, 2001, the Company was considered to be in the development stage.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Management  estimates:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

Fair  value  of  Financial  Instruments
     The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments.

Impairment  of  long-lived  assets:
     Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for the measurement, if available. If quoted market prices are not available, the estimate of fair value shall be based on the best information available in the circumstances. The estimate of fair value shall consider prices for similar assets and the results of valuation techniques to the extent available in the circumstances. Valuation techniques include the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, option-pricing models, matrix pricing and fundamental analysis.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Cash  and  cash  equivalents:
     The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

Receivables:
     The Company believes that the carrying amount of receivables at October 31, 2001 approximates the fair value at such date.

Property,  equipment  and  depreciation:
     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives as follows when the property and equipment is placed in service:

               Estimate Useful Life                          (In Years)

               Office  Furniture  and  Equipment             10

               Computer  and  Other  Equipment                3

               Leasehold  Improvements                        5

     Repairs and maintenance are charged to operations as incurred, and expenditures for significant improvements are capitalized. The cost of property and equipment retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in operations.

License  rights:
     License rights are recorded at cost, less accumulated amortization. Licenses are amortized to operations using the straight-line method over the remaining term. The remaining term is 23 months for the current and only license which the company has rights to.

Revenue  Recognition
     Revenue from sales of display units are recorded at the time the units are delivered. Revenues from sub-licensing the master licensing agreement are recognized over the term of the sub-licensing agreement.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that GSI Technologies USA, Inc.'s revenue recognition practices are in conformity with the guidelines of SAB 101.


Earnings  (Loss)  per  share  calculation:
     Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Recent  Accounting  Pronouncements:
     The Statement of Financial Accounting Standards Board (SFAS) No. 141, "Business Combinations," was issued by the Financial Accounting Standards Board (FASB) in July 2001. This Statement establishes standards for accounting and reporting for business combinations. This statement requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting. This Statement is effective for all business combinations initiated after June 30, 2001 and supersedes APB Opinion No. 16, "Business Combinations" as well as Financial Accounting Standards Board Statement of Financial Accounting
     Standards No. 38, "Accounting for Pre-acquisition Contingencies of Purchased Enterprises." The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

     The Statement of Financial Accounting Standards Board (SFAS) No. 142, "Goodwill and Other Intangible Assets," was issued by the Financial Accounting Standards Board (FASB) in July 2001. This Statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment, for fiscal years beginning after October 31, 2001. SFAS No. 142 supersedes APB Opinion No. 17, "Intangible Assets." The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

     The Statement of Financial Accounting Standards Board (SFAS) No. 143, "Accounting for Asset Retirement Obligation," was issued by the Financial Accounting Standards Board (FASB) in August 2001. This Statement will require companies to record a liability for asset retirement obligations in the period in which they are incurred, which typically could be upon completion or shortly thereafter. The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. This Statement is effective for fiscal years beginning after June 15, 2002. The Company does not expect the adoption of this statement to have a material impact on its financial condition or results of operations.

     The Statement of Financial Accounting Standards Board (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued by the Financial Accounting Standards Board (FASB) in October 2001. This Statement provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This Statement is effective for fiscal years beginning after December 15, 2001. The Company is evaluating the effect of the adoption of this statement.


NOTE 3 - DETAILS OF FINANCIAL STATEMENT COMPONENTS

                                          October 31, 2002   October 31, 2001
                                          -----------------  -----------------

Property and Equipment:
Furniture and fixture                                38,934             38,934
Computer and other equipment                         10,581                  -
Leasehold improvements                               22,921              2,133
Less:  Accum depreciation & amortization              9,134              4,819
                                          -----------------  -----------------
       Property and equipment, net        $          63,302  $          36,248
                                          =================  =================

Intangible  Assets:
     License  rights
     (Acquired  from  affiliate  and  recorded  at
     predecessor  basis  with  the  cost  over  such
     basis  recorded  as  a  dividend  to  affiliate).
     Accumulated  amortization                             (286,168)   (191,212)
                                                          ----------  ----------
                                                         $  188,611   $  283,567
                                                         ===========  ==========


NOTE  4  -  NOTE  PAYABLE

     On May 15, 2002 the Company signed a promissory note for $330,000. The term of the note is for 60 days and the rate of interest is prime plus 2%. The Company also agreed to issue 2 million shares of Class B Common Stock to the lender as part of the transaction. At October 31, 2002, the note had not been paid back and the accrued interest totaled $4,837. As part of the agreement, the Company will issue an additional 1,000,000 shares as a default penalty. At October 31, 2002, the Company had not issued any shares related to this matter, but a shareholder of the Company has forwarded to the lender 1,114,000 shares as collateral for this transaction on behalf of the Company.

NOTE  5  -  COMMITMENTS  AND  CONTIGENCIES

Investment  agreement
     On September 10, 2002 the Company entered into an investment agreement whereby an investment group will lend up to $300,000 from September 10, 2002 through February 1, 2003. In consideration for the proceeds, the Company will issue on February 1, 2003, 6 million shares of Class B Common Stock, 2,000,000 options at an exercise price of $0.10 expiring January 31, 2010 and 2,000,000 warrants at an exercise price of $1.20 expiring on February 1, 2005. At October 31, 2002, $143,623 had been invested in the Company.

Office  leases

     On September 1, 2002, the Company entered into a three year office lease for its Montreal office with monthly payments approximately $2,000.
     On October 1, 2002, the Company entered into a one year office lease for its U.S.A office with monthly payments approximately $1,000.
     The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non cancelable lease terms in excess of one year as of October 31, 2002:

               Year ending October 31:
               2003  -     35,000
               2004  -     24,000
               2005  -     20,000
               2006  -        -
               2007  -        - .
                        ---------
                        $  79,000
                        =========

Legal  Matters

     On October 8, 2002, the Company entered into a settlement and release agreement with its landlord in its original downtown Montreal office whereby the Company could cancel its lease with a one time payment of approximately $44,000. This payment was made during October 2002.

     The Company has been involved in litigation for unpaid business taxes with the City of Montreal. The litigation has been settled in the amount of approximately $23,000 of which approximately $5,000 has been paid by October 31, 2002.

     In March 2002, a former Director and Officer along with another employee of the Company have filed a civil action against the Company in the State of Florida alleging unpaid wages and expense reimbursements totaling approximately

$225,000. The Company has not retained legal counsel on this matter, but believes this complaint is without merit.

Consulting  agreement
     On May 27, 2002, the Company entered into a consulting agreement with a non affiliated individual. The agreement is for one year and the annual amount of the agreement is approximately $100,000.00

NOTE  5  -  GOING  CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported a net loss of $1,552,752 and $2,589,345 for the twelve months ended October 31, 2002 and 2001 respectively. As reported on the statement of cash flows, the Company incurred negative cash flows from operating activities of $444,872 and $1,319,511 for twelve months ended October 31, 2002 and 2001. Continuation of the Company as a going concern is dependent upon obtaining sufficient working capital for its planned activity. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations. The Company is aggressively pursuing strategic alliances which will bring a cash infusion, restructuring and forward looking business plan.

NOTE  6  -  RELATED  PARTY  TRANSACTIONS

Loss on write off - Note receivable and advances to affiliate
     From November 01, 1999 through October 31, 2001, the Company advanced funds to GSI Technologies (3529363 Canada Inc.), an affiliate of the Company in exchange for promissory notes in order to continue to develop the concept of GSITV.com, The Total Vision Network in Canada. The note has a term of one year, but has been extended indefinitely bearing interest at prime plus 2%. At October 31, 2001, the outstanding balance due from GSI Technologies (3529363 Canada Inc.) was $1,560,944 including interest and a write down of the receivable of approximately $1,034,000 due to GSI Technologies (3529363 Canada Inc.) approval from the Quebec Superior courts ratification of reorganization on October 9, 2001. At October 31, 2002, due to GSI Technologies (3529363 Canada Inc.) continued financial difficulties, the Company wrote off the remaining balance of the receivable along with additional advances made during the year offset by a payable to a subsidiary wholly owned by GSI Technologies (3529363 Canada Inc.). The loss realized in the current year related to these items totaled approximately $1,146,000.

Legal  fees  to  Director's  firm
      During the course of the year the Company has retained legal services from a firm in which a director of the Company, Marc Cote, is a partner. The Company incurred $20,000 in legal fees from this firm in the current year.

Promissory  note  to  Shareholder
     On March 6, 2002 the Company signed a promissory note with a shareholder in which the shareholder advanced $20,000 to the Company during the year. At October 31, 2002 the entire promissory amount of $20,000 had been paid back to the shareholder.

NOTE  7  -  INCOME  TAXES

The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for the period presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carry forwards, because of uncertainty regarding its realizability.

NOTE  8  -  SHAREHOLDERS'  EQUITY

Common  Stock

     The Company has 5,000,000 shares of class A common stock which to date have never been issued. Management has no intent of issuing any of these shares and will be canceling these shares by filing an amendment to the articles of incorporation with the State of Delaware.

NOTE 9 - WARRANTS AND OPTIONS

     On August 01, 2000 the Company adopted a Long Term Incentive Plan whereby directors, officers, certain key employees of the Company and its affiliates as well as certain consultants to the Company would be granted stock options. A maximum of 10% of the authorized Class B common shares totaling 5,500,000 can be reserved and available for distribution pursuant to the terms of the plan. On October 02, 2000, 925,000 options with an exercise price of $1.25 had been issued to consultants and other non employee affiliates for services rendered to the Company throughout the year. The options vest one-third on December 18, 2000, one third on December 18, 2001 and one third on December 18, 2002. The stock options expire seven years from the date they were granted.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company has determined that it will continue to account for employee stock-based compensation under Accounting Principles Board No. 25 and elect the disclosure-only alternative under SFAS No. 123. The fair value of a share of non vested stock is measured at the market price of a share on the grant date. The pro-forma effect to net income and earnings per share is reflected as follows:

                                                                              Year ended     Year ended
FAS 123 "Accounting for stock based compensation                             Oct. 31, 2002  Oct. 31, 2001
                                                                             -------------  -------------

Paragraph 47 (a)
     1.Beginning of year - outstanding
          i.number of options/warrants                                             308,333        308,333
          ii.weighted average exercise price                                          1.25           1.25
     2.End of year - outstanding
          i. number of options/warrants                                            308,333        308,333
                    ii. weighted average exercise price                                .25           1.25
     3.End of year - exercisable
                    i. number of options/warrants                                  308,333         08,333
                    ii. weighted average exercise price                                 25           1.25
     4.During the year - Granted
                    i. number of options/warrants                                        0              0
                    ii. weighted average exercise price                                  0              0
     5.During the year - Exercised
          i.number of options/warrants                                                   0              0
          ii.weighted average exercise price                                             0              0
     6.During the year - Forfeited
number of options/warrants                                                               0              0
weighted average exercise price                                                          0              0
     7.During the year - Expired

          i.number of options/warrants                                                   0              0

          ii.weighted average exercise price                                             0              0

     Paragraph  47 (b) Weighted-average grant-date fair value of options granted during  the  year:
1.Exceeds market price                                                                   0              0

Paragraph 47 (c) Equity instruments other than options/warrants                       none           none

  Paragraph  47(d) Description of  the  method  and significant assumptions used during  the  year  to  estimate  the  fair  value  of  options:
  (1)Weighted  average  risk-free  interest  rate                5.54%     5.54%
  (2)Weighted  average  expected  life  (in  months             39.00     51.00
  (3)Weighted  average  expected  volatility                     0.00%        0
  (4)Weighted  average  expected  dividends                      0.00         0

  Paragraph 47(e) Total compensation cost recognized in income for  0         0
  stock-based  employee  compensation  awards.

  Paragraph  47(f)  The terms of significant modifications of    none      none
       outstanding  awards.

  Paragraph  48  -  Options  outstanding at the date of the latest statement  of  financial position presented:
       1.(a)  Range  of  exercise  prices                 $1.10-$1.25 $1.10-$1.2
         (b)  Weighted-average  exercise  price                  1.25       1.25
       2.     Weighted-average remaining contractual            39.00      51.00
              life (in months)




                                             Year ended      Year ended
                                            Oct. 31, 2002    Oct.31,2001
                                           ---------------  -------------
       Net Income after pro-forma effect       (1,552,752)    (2,589,345)

Earnings per share after pro-forma effect  $        (0.06)  $      (0.12)

                           GSI TECHNOLOGIES USA, INC.
                                  BALANCE SHEET
                                AT APRIL 30, 2003
                                   (UNAUDITED)

                                     ASSETS
                                     ------
Current Assets
  Cash and cash equivalents                                    $     2,103
  Receivables, net                                                  42,447
  Prepaid expenses                                                   2,442
                                                               ------------
    Total current assets                                            46,991
Property and equipment, net                                         77,646
Other assets                                                         2,791
                                                               ------------
    TOTAL ASSETS                                                   127,428
                                                               ============




                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
  Accounts payable and accrued expenses                            121,007
  Notes Payable                                                    330,000
  Investment proceeds liability                                    648,068
                                                               ------------
    Total current liabilities                                    1,099,074

 Stockholder's Equity
  Common Stock, class A, $1.00 par value; authorized                     -
    5,000,000 shares; issued and outstanding none
  Common Stock, class B, $.001 par value; authorized                29,291
    55,000,000 shares; issued and outstanding - 29,291,023
  Paid in Capital                                                5,395,719
  Deficit accumulated during the development stage              (6,397,045)
  Accumulated other comprehensive income                               388
                                                               ------------

    Total Shareholder's Equity                                    (971,647)

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                $   127,428
                                                               ============

    Read the accompanying summary of significant accounting notes to Financial statements, which are an integral part of this financial statement.

                                         GSI TECHNOLOGIES USA INC
                                          STATEMENT OF OPERATIONS
                     FOR THE THREE MONTHS AND SIX MONTHS ENDED APRIL 30, 2003 AND 2002
                                                (UNAUDITED)

                                                            Three months                Six months
                                                           ended April 30,            ended April 30,
                                                     --------------------------  --------------------------
                                                         2003          2002          2003          2002
                                                     ------------  ------------  ------------  ------------
Revenues                                             $    15,000   $         -   $    15,000   $    23,750

Cost of Sales                                                  -             -             -        10,634
                                                     ------------  ------------  ------------  ------------

Gross Profit                                              15,000             -        15,000        13,116

Operating Expenses:
       Marketing                                          31,920        16,051        33,303        24,412
       Salaries and related costs                              -             -             -        38,996
       Rent                                               24,642        13,703        30,388        51,426
       Software costs                                    120,073       120,073
       Professional fees                                  38,133         2,457        55,367         9,029
       Consulting                                         68,576             -       112,418             -
       Depreciation                                        2,942           973         4,022         1,947
       Amortization                                        4,504        23,845        28,243        47,691
       Loss on licensing agreement write off             164,872             -       164,872             -
       Other selling, general and administrative          45,420        19,271        65,189        47,375
                                                     ------------  ------------  ------------  ------------
          Total operating expenses                       501,082        76,300       613,876       220,876

          Loss before other income (expense)            (486,082)      (76,300)     (598,876)     (207,759)

Other income (expense):
       Interest income (principally related party)
       Interest expense (principally related party)      (60,099)       (4,417)      (71,968)       (8,759)
       Foreign exchange gain/(loss)                                    (24,529)                    (15,960)
       Equity in net earnings (loss) of affiliates             -             -             -             -
                                                     ------------  ------------  ------------  ------------
          Total other income (expense)                   (60,099)      (28,946)      (71,968)      (24,719)


                                                     ------------  ------------  ------------  ------------

Net Loss                                                (546,181)     (105,246)     (670,843)     (232,479)
                                                     ============  ============  ============  ============

Basic weighted average common shares outstanding      28,673,045    20,788,768    27,462,294    20,689,767
                                                     ============  ============  ============  ============

Basic and diluted Loss per common share              $     (0.02)  $     (0.01)  $     (0.02)  $     (0.01)
                                                     ============  ============  ============  ============


    Read the accompanying summary of significant accounting notes to Financial statements, which are an integral part of this financial statement

                           GSI TECHNOLOGIES USA, INC.
                            STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED APRIL 30, 2003 AND 2002
                                  (UNAUDITED)

                                                           For the six months
                                                            ended April 30,
                                                         ----------------------
                                                            2003        2002
                                                         ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)                                        $(670,843)  $(232,479)
Adjustments to reconcile net income (loss) to net cash
 used in operating activities:
  Depreciation and amortization                             32,265      49,638
  Issuance of stock for contract settlement                      -      38,996
  Issuance of stock for interest/penalty                    50,000
  Accrued Interest Expense                                       -       8,759
  Loss on licensing agreement write off                    164,872           -

Changes in Operating assets and liabilities:
  Receivables and other current assets                     (44,889)     (4,871)
  Other assets                                              (2,791)
  Accounts Payable and Accrued Liabilities                (113,066)    133,939
                                                         ----------  ----------

Net cash provided by/(used in) operating activities       (584,451)     (6,019)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by/(used in) investing activities
  Loan Receivable, principally related parties                   -           -
  Purchase of property and equipment                       (22,871)          -
                                                         ----------  ----------

Net cash provided by/(used in) investing activities        (22,871)          -

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from:
  Notes payable                                                  -           -
  Investment proceeds                                      504,445           -
  Sales of common stock                                    104,980           -
                                                         ----------  ----------

Net cash provided by/(used in) financing activities        609,425           -
                                                         ----------  ----------

Net increase (decrease) in cash and cash equivalents         2,103      (6,019)
Cash and cash equivalents, beginning of period                   -       6,019
                                                         ----------  ----------

Cash and cash equivalents, end of period                 $   2,103   $      (0)
                                                         ==========  ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
           None

                           GSI TECHNOLOGIES USA, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)

                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 APRIL 30, 2003

NOTE  1  -BASIS  OF  PRESENTATION

     The accompanying unaudited condensed financial statements of GSI Technologies USA, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. The financial statements reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     These financial statements should be read in conjunction with the audited financial statements and footnotes thereto included in GSI Technologies USA, Inc.'s 10-KSB as filed with the Securities and Exchange Commission.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE  2  -  NET  EARNINGS  (LOSS)  PER  SHARE

     Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings
(loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

NOTE  3  -  IMPAIRMENT  AND  WRITE  OFF  OF  LICENSING  RIGHTS

    The Company's only intangible asset, licensing rights, were reviewed for impairment and determined to be impaired since the software and technology behind the licensing rights would no longer be available due to financial difficulties and constraints associated with the licensor. The unamortized amount of $164,872 of licensing rights has been written off and reflected in the statement of operations as a loss for the current period.

NOTE  4  -  GOING  CONCERN

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company reported a net loss of $670,843 for the six months ended April 30, 2003 (unaudited). As reported on the statement of cash flows, the Company incurred negative cash flows from operating activities of $584,451 for the six months ended April 30, 2003 (unaudited). Continuation of the Company as a going concern is dependent upon obtaining sufficient working capital for its planned activity. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations. The Company is aggressively pursuing strategic alliances which will bring a cash infusion, restructuring and forward looking business plan.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
--------------------------------------------

FORWARD LOOKING STATEMENTS.

This report contains forward-looking statements that are based on the Company's beliefs as well as assumptions made by and information currently available to the Company. When used in this report, the words "believe," "expect," "anticipate," "estimate," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions, including without limitation, the overall strength of the national securities markets, the Company's present financial condition and the risks and uncertainties concerning the availability of additional capital as and when required, technological changes, increased competition, international war and terrorism and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. The Company cautions potential investors not to place undue reliance on any such forward-looking statements, all of which speak only as of the date made.

OVERVIEW

GSI Technologies USA Inc. is an Information Technology Company that offers products and solutions to the Out-of-Home Digital Signage Industry. The Company has developed a proprietary, enterprise scale, Digital Signage Network Management Software Suite. The Company is a Value Added Reseller for various related hardware products that make up its end-to-end Digital Signage Solution. The Company also offers various services related to the installation, management, operation and maintenance of large Digital Signage Networks worldwide.

Research firm iSupply/Stanford Resources sees the worldwide Digital Signage market growing from just over $ 3 billion this year to about $ 5 billion in 2006 and about $ 7 billion in 2008. CAP Ventures Inc., a research firm that tracks retail digital signage as a separate category, sees this niche growing still faster, from North America revenue of $ 388 million this year to nearly $ 2 billion in 2006; an increase of more than 400 percent.

GSI Technologies USA Inc. is particularly well positioned to exploit this growth as it offers one of the only true enterprise scale solutions in the world. The technology is being field tested by Clear Channel International, which is the largest player in the Industry.

RESULTS  FROM  OPERATIONS

Three  and  six  months  ending  April  30,  2003  and  2002

During GSI's second quarter from February 1, 2003 to April 30, 2003, GSI USA incurred a loss of $546,181 versus a loss of $105,246 in the same period in 2002.

During GSI's six months from November 1, 2002 to April 30, 2003, GSI USA incurred a loss of $670,843 versus a loss of $232,479 in the same period in 2002.

REVENUES

     $15,000 in revenue was recognized during the current quarter, versus zero for the same period in the prior year. This is related to sub-licensing agreements realized over the respective terms.

     $15,000 in revenue was recognized during the current six-month period versus $23,750 for the same period in the prior year. This is related to sub-licensing agreements realized over the respective terms.

OPERATING  EXPENSES

     During the three months ended April 30, 2003, GSI USA has incurred $501,082 in operating expenses versus 76,300 for the same period in 2002. The increase was mainly attributable to software costs, consulting and the write off of unamortized impaired licensing rights.

     During the six months ended April 30, 2003, GSI USA has incurred $613,876 in operating expenses versus 220,876 for the same period in 2002. The increase was mainly attributable to software costs, consulting and the write off of unamortized impaired licensing rights.

LIQUIDITY  AND  CAPITAL  RESOURCES

     At April 30, 2003 GSI USA had $2,103 in cash. Cash used in operating activities during the six months ending April 30, 2003 was 584,451, which was mainly attributable to the net cash loss from operations plus changes in net operating assets and liabilities.

     Cash used by investing activities during the period reflects an amount of $22,871, which was for purchases of business equipment

     Net  Cash provided from financing activities during the period was 609,425.

     The result of all activities during the six-month period ending April 30, 2003 was a net increase of $2,103 in our cash position.

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR
OTHER INFORMATION THAT WE REFER YOU TO.  WE HAVE NOT AUTHORIZED
ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION THAT IS DIFFERENT .
YOU SHOULD NOTE THAT EVEN THOUGH YOU RECEIVED A COPY  OF THIS
PROSPECTUS, THERE MAY HAVE BEEN CHANGES IN OUR AFFAIRS SINCE THE DATE           37,483,008 SHARES OF COMMON STOCK
OF THIS PROSPECTUS.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED

TABLE OF CONTENTS                                                    Page
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Special Note Regarding Forward-Looking Statements  . . . . . . . . .   5
Summary Historical Financial Information . . . . . . . . . . . . . .   5
Management Discussions and Analysis of Financial Condition
  and Results of Operations  . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12            GSI TECHNOLOGIES USA INC.
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Security Ownership of Certain Beneficial Owners and
  Management . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24                    PROSPECTUS
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . .  25
Certain Relationships and Related Transactions . . . . . . . . . . .  25
Disclosure of Commission Position
  on Indemnification for Securities Act Liability  . . . . . . . . .  25
Description of Securities  . . . . . . . . . . . . . . . . . . . . .  26
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .  27
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . .  28
Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Available Information  . . . . . . . . . . . . . . . . . . . . . . .  30
Index to Financial Statements  . . . . . . . . . . . . . . . . . . .  F-              _____________ , 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  13.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION
              ------------------------------------------------

          The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities and Exchange Commission Fee . . . . .   $1,003

Accountants' Fees. . . . . . . . . . . . . . . .     $500

Legal Fees . . . . . . . . . . . . . . . . . . .  $20,000

Printing and engraving . . . . . . . . . . . . .   $1,000

Miscellaneous. . . . . . . . . . . . . . . . . .     $497

TOTAL                                              23,000

ITEM  14.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
              ----------------------------------------------

          Neither our By-Laws nor our Certificate of Incorporation currently provide indemnification to our officers or directors. In an effort to continue to attract and retain qualified individuals to serve as our directors and officers, we intend to adopt provisions providing for the maximum indemnification permitted by Delaware law.

ITEM  15.     RECENT  SALES  OF  UNREGISTERED  SECURITIES
              -------------------------------------------

     In May 2002, GSI entered into an agreement with Wien Group, Inc. for business consulting services valued at $20,000 which was paid by the delivery of 200,000 shares valued at $0.10 per share in June 2003.

     In September 2002, Sogepar SA, a European investment corporation, agreed to invest a total of $300,000 to be injected from September 2002 to February 2003. The investment has been completed. In June 2003, Sogepar SA received 6,000,000 shares at a price per share of $0.05 plus 2,000,000 warrants exercisable at a price of $0.10 and 2,000,000 warrants exercisable at a price of $1.20.

     In November 2002, Worldwide Business Consultants S.A., agreed to invest a total of $125,000 to be injected from November 2002 to February 2003. The investment has been completed. In June 2003, Worldwide Business Consultants SA received 2,500,000 shares at a price per share of $0.05 plus 2,000,000 warrants exercisable at $0.05.

     In March 2003, A non US private investor invested $100,000.00 for 2 Million shares at $0.05 per share.

     In March 2003, First Mercantile Investments, Corp., agreed to invest a total of $200,000 to be injected from March 2003 to April 2003. The investment has been completed. In June 2003, First Mercantile Investments, Corp. received 2,000,000 shares at a price per share of $0.10 plus 500,000 warrants exercisable at a price of $0.10 per share and 500,000 warrants exercisable at a price of $0.25 per share.

     In May 2002, GSI entered into a loan agreement with a private party for a sum of $330,000.00, bearing interest at prime rate + 2%. In consideration for this loan the Guarantor transferred 2,000,000 shares to the private party. In March 2003, GSI issued 1,000,000 shares as a penalty on this loan. In June 2003, we issued to this party 2,000,000 shares at a price per share of $0.25 plus 500,000 warrants exercisable at $0.25 and 516,000 warrants exercisable at $1.00 in consideration of the conversion of this loan plus a supplementary investment of $165,000. The investor is Mr. Craig Perry who became a Director on April 28, 2003.

     In June 2003, GSI entered into a purchase agreement to acquire 40% equity of LTS Networks for 500,000 shares.

     In June 2003, GSI issued 1,336,800 shares to 4136306 Canada Inc. for conversion of outstanding promissory notes dated June 2002.

     Except for the investment by Mr. Perry which was exempt pursuant to Regulation D, Rule 506 as Mr. Perry is an "accredited" investor, the other issuances were all made to "non-U.S. Persons" and were exempt pursuant to Regulation S.

ITEM  16.     EXHIBITS  AND  FINANCIAL  STATEMENTS  SCHEDULES.
              ------------------------------------------------

     3.1     Certificate  of  Incorporation,  as  amended*
     3.2     By-Laws*
     4.1     Specimen  Common  Stock  Certificate*
     4.2     Specimen  Warrant  Certificate
     5       Opinion  of  Law  Offices  of  Irving  Rothstein
     10.1(a) Leases  Quebec  premises
     10.1(b) Leases  US  premises
     10.2    Employment  Agreement  with  Gilles  Addison

     10.3    LTS  Share  Purchase  Agreement
              (a)     Alan  Truesdale
              (b)     Paul  Tatham
              (c)     Nikos  Sklavenitis
              (d)     Christine  Nairn
              (e)     Glenn  H.  Jacobson  Living  Trust
     10.4    SN  Entertainment  Agreement
     10.5    Conract  Labor  Agreement  with  LTS
     10.6    Consulting  Agreement  with  Wien
     10.7    Loan  and  Investment  Agreement  with  Craig  Perry
     10.8    Loan  and  Investment  Agreement  with  La  Ferme  M.J.  Fillion
     23.1    Consent  of  Law  Offices  of  Irving  Rothstein
             (included  in  the  Opinion  filed  as  Exhibit  5)
     23.2    Consent  of  Mark  Cohen,  C.P.A.
               _______________
          *     Incorporated  by  reference  from  Registration  Statement  No.
                333-30474

ITEM  17.     UNDERTAKINGS.
              ------------

          The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (iv) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of Montreal on the 30th day of June, 2003.

     GSI  TECHNOLOGIES  USA  INC.


     By:/s/ Gilles Addison
        ----------------------
        Gilles Addison, President and CEO

          In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

            SIGNATURE                    TITLE                    DATE
            ---------                    -----                    ----

        By:/s/Gilles  Addison
           -----------------------
           Gilles  Addison            President  &  CEO       June 30,  2003

        By:/s/Marie  El-Ahmar  Eid
           -----------------------
           Marie  El-Ahmar  Eid       Secretary of the Board  June 30,  2003

        By:/s/Craig  Perry
           ----------------------
           Craig  Perry               Chairman of the Board   June 30,  2003

        By:/s/Marc  Cote
           -------------
           Marc  Cote                 Director                June 30,  2003

EXHIBITS :
     3.1     Certificate  of  Incorporation,  as  amended*
     3.2     By-Laws*
     4.1     Specimen  Common  Stock  Certificate*
     4.2     Specimen  Warrant  Certificate
     5       Opinion  of  Law  Offices  of  Irving  Rothstein
     10.1(a) Leases  Quebec  premises
     10.1(b) Leases  US  premises
     10.2    Employment  Agreement  with  Gilles  Addison
     10.3    LTS  Share  Purchase  Agreement
              (a)     Alan  Truesdale
              (b)     Paul  Tatham
              (c)     Nikos  Sklavenitis
              (d)     Christine  Nairn
              (e)     Glenn  H.  Jacobson  Living  Trust
     10.4    SN  Entertainment  Agreement
     10.5    Conract  Labor  Agreement  with  LTS
     10.6    Consulting  Agreement  with  Wien
     10.7    Loan  and  Investment  Agreement  with  Craig  Perry
     10.8    Loan  and  Investment  Agreement  with  La  Ferme  M.J.  Fillion
     23.1    Consent  of  Law  Offices  of  Irving  Rothstein
             (included  in  the  Opinion  filed  as  Exhibit  5)
     23.2    Consent  of  Mark  Cohen,  C.P.A.
               _______________
          *     Incorporated  by  reference  from  Registration  Statement  No.
                333-30474